TICKETS.COM, INC. LETTER OF TRANSMITTAL

Pursuant to the Offer to Purchase dated February 17, 2005, MLBAM Acquisition Corp., a wholly owned subsidiary of MLB Advanced Media, L.P., has offered to purchase all outstanding shares of Tickets.com, Inc.'s common stock. The offer expires on March 18, 2005. See Instructions on the reverse side.

I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, and as set forth in the Offer to Purchase dated February 17, 2005, and I/we have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

❷ **SUBSTITUTE FORM W-9**

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. → | | | | | | | | | |

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:_______________________ Date:__________

PLACE AN X IN ONE TENDER BOX ONLY

❸ ☐ Tender All

❹ ☐ Partial Tender | | | | | | | | | ● | | | | — **WHOLE SHARES** / **FRACTIONS**

❶ ***Signature:*** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X_______________________ | _________ | _______________
Signature of Stockholder | Date | Daytime Telephone #

X_______________________ | _________ | _______________
Signature of Stockholder | Date | Daytime Telephone #

Certified Certificate(s) Number

If you cannot produce some or all of your Tickets.com, Inc. stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the section below. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company). Please print clearly.

❺ **AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY**

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW

Taxpayer ID or Social Security Number

TOTAL SHARES LOST ☞	
Please Fill In Certificate No(s). If Known	Number of Shares
Attach separate schedule if needed	

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I /We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Tickets.com, Inc., MLBAM Acquisition Corp., MLB Advanced Media, L.P., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) _______________________ on this (date)_______________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security #_______________ Date_______________ Notary Public_______________

Lost Securities Premium/Service Fee Calculation

The following formula is being calculated to determine the fee that will be deducted from your cash entitlement.

1. Enter the number of shares that are lost:_______________ x (Cash Rate) $1.10 = $_______________ Cash Value*
   If the Cash Value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit, as it will be considered invalid. Complete only the Letter of Transmittal and contact Mellon Investor Services regarding the lost certificate(s).
2. Please Enter Cash Value $_______________ (Cash Value) x (3%) or .03 = $_______________ Surety Premium
   Multiply Cash Value by 3% (.03) for Surety Premium.
3. Add $50.00 for service fee $50.00

Total Amount to be deducted from your cash entitlement (Add Lines 2 & 3) .... $_______________ Total Fee

6
Special Transfer Instructions

If you want your check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

Signature Guarantee Medallion

(Title of Officer Signing this Guarantee)

(Name of Guarantor - Please Print)

(Address of Guarantor Firm)

7
Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2. **PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3. If you are tendering all your shares for cash, please check this box only.

4. If you are tendering some of your shares for cash, please check the box and indicate the number of shares you wish to tender and receive in cash.

5. If you cannot produce some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost, Missing or Destroyed Certificates section, on the front side of this Letter of Transmittal.

6. If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7. Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

QUESTIONS REGARDING THE OFFER AND REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBERS LISTED BELOW:

D.F. KING & CO., INC.

From within the U.S., Canada or Puerto Rico:
1-800-769-4414 (Toll Free)
From outside the U.S.:
1-212-269-5550 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS, INCLUDING THE LETTER OF TRANSMITTAL, SHARE CERTIFICATES, AND ANY OTHER REQUIRED DOCUMENTS:

By Mail:

Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier:

Mellon Investor Services LLC
Attn: Reorganization Dept.
85 Challenger Road
Mail Drop–Reorg
Ridgefield Park, NJ 07660

By Hand:

Mellon Investor Services LLC
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271